LICENCE AGREEMENT

By and between

BIO-CARBON SOLUTIONS INTERNATIONAL INC
Buyer,

And

1776729 ONTARIO CORPORATION.
Seller.

Dated  January 14, 2011

LICENSE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

LICENCE AGREEMENT

THIS LICENCE AGREEMENT (the "Agreement") is entered into as of January 14, 2011, by and between BIO-CARBON SOLUTIONS INTERNATIONAL INC, (formerly known as ELEMENTAL PROTECTIVE COATINGS CORP) (“BCSI”), ("Buyer"), and 1776729 Ontario Corporation (“Seller") (Buyer and Seller each a "Party" and together the "Parties").

RECITALS

Buyer desires to purchase a technology licence from Seller, on the following terms and conditions, a licence for intellectual property (as further defined below) owned by   1776729 Ontario Corporation an Ontario corporation ( "1776729”); and Seller desires to sell to Buyer, on the following terms and conditions, the License.

NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreement hereinafter expressed, the Parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 The Licence. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), (We) the Seller shall sell and deliver to Buyer, the Licence in perpetuity.

1.2 Consideration. The consideration that Buyer shall pay Seller 6 % of the gross proceeds from the use of the licence, invoiced on December 31 of each year

1.3 Closing; Co-operation. The Closing shall take place at the offices of the Seller on or before January 14, 2011 (the “closing Date”). At the Closing Date:

(a) Buyer will provide a stock certificate duly registered in the name of the Seller or as directed by seller for 4,000,000 (four million) shares of the Buyer’s Common Stock with an aggregate value of $15,000 (the “BCSI shares”). Such shares will be exempted from the 9 to 1 roll back contemplated by the Buyer.

Each Party shall reasonably co-operate, as to matters under such Party’s control, in the satisfaction of conditions to the obligations of the Parties at the Closing; provided, that the foregoing shall not require either Party to waive any condition herein to its obligations at the Closing or to incur any substantial cost not otherwise required hereunder.

STOCK PURCHASE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and each of which shall survive the Closing:

2.1 Power and Authority. The Seller has the power and capacity to execute and deliver this Agreement, to perform the obligations hereunder, and to consummate the transactions contemplated hereby.

2.2 Enforceability. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against each Seller in accordance with its terms.

2.3 No Violation. The execution and delivery of this Agreement by the Seller, the performance by the Seller of his obligations hereunder and the consummation by the Seller of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Seller, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Seller, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Seller, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorisation or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, including any applicable filings with the U.S. Department of Justice that may be required under the Hart-Scott-Rodino Act, and any filings with the U.S. Securities and Exchange Commission (the "SEC").

2.4 Intellectual Property. Both Buyer and Seller acknowledge that 1776729 Ontario Corporation is engaged in the development of carbon offsets from forests based on know-how in the form of experience and market knowledge for determining the economic potential and value of traditional forest inventories as carbon pools (or carbon storage properties) in connection with programs where verified carbon offset credits are bought, sold or traded, including:

i.        Knowledge of and/or relationships with technology providers in various manufacturing sectors who own technologies that can be used by carbon emitters to meet emission reduction requirements;

LICENSE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

ii.       Knowledge of and/or relationships with land owners in various countries with interests in providing land bases for the development of biological sequestration offset credits to meet emission reduction requirements;

iii.      Knowledge of and/or relationships with financial institutions with interest in providing capital for the development of carbon sequestration tools or implementation of novel technologies to meet emissions reduction requirements; and,

iv.      Knowledge of and/or relationships with purchasers of carbon offsets.

2.6 Warranty of title to intellectual property

All of the know-how thereof described in the preceding Section 2.5 are hereinafter collectively referred to as the “Intellectual Property”.  The Seller  (i) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1, (ii) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) on the Know How, and, (iii) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to any of the Know How.

2.7 Use of the intellectual property

The buyer acknowledges that the intellectual property has been developed by the seller and its shareholders for the purpose of engaging in the development of carbon offsets from forests or other biological ecosystems.  1776729 is a specialized service firm focusing on the development of carbon sequestration projects from forested ecosystems, anywhere in the world, to meet the need of carbon emitters who purchase mandatory or voluntary carbon credits to reduce their carbon footprints. 1776729s know how permits to address most of the technical issues involved in regulated carbon projects to support the deployment of a specialized advisory and value chain management services to clients who wish to participate in the carbon development market.   The buyer’s participation may take place in three main forms:  1. Preparation of the necessary documentation and proof for registering carbon offsets specifically to meet the requirements of carbon trades from specific landholdings, working either on behalf of landowners intent to increase revenues from their properties or emitters intent on meeting their regulated requirements; 2. Carbon monitoring services in order to ensure that our clients’ projects are compliant in their reporting to various jurisdictions where their carbon offsets are registered; and, 3. Carbon financing for specific projects where the Corporation will be able to forward sell carbon offsets to emitters or carbon brokerage firms.

STOCK PURCHASE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

2.8.  Share beneficiaries.  On closing:

The buyer will emit from treasury 4,000,000 shares for its common stocks to 1776729 Ontario Corporation.

2.10 No Commissions. No Seller has incurred an obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby which the Company or the Buyer may be obligated to pay.

2.11 No Restrictive Documents. The Seller is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

2.12 Financial Information Provided. The Buyer acknowledges that it is cognisant of the financial condition of 1776729, having been provided with audited  Financial Statements of 1776729 Ontario Corporation. The Seller is aware that BCSI is actively seeking a merger or acquisition candidate, and that if BCSI successfully completes a merger or acquisition with a successful or profitable company, its Shares may increase in value substantially.

2.13 Acting as officers and directors of BCSI.  The Buyer and the Seller agree that: (i) Luc C. Duchesne and Robert G. Cormier will become directors of BCSI; (ii) Luc C Duchesne will become President and Chief Executive Officer of BCSI; (iii) Robert G. Cormier will become Chief Operating Officer for BCSI.

2.14 Option to purchase technology.  The Buyer reserves the right to purchase, subject to approval by the Seller, the Licence from the Seller at any time for a purchase price of 29,000,000 shares of the Buyer’s common stock.

2.15 License restrictions. Except as otherwise provided in section 2.7 above, Licensee shall not:

(i)	use the Technology unless the Use complies with applicable Laws;

(ii)	allow the Use of the Technology by any third parties not authorized by the Licensee; or

(iii)	otherwise use the Technology except as authorized herein.

Licensee agrees to take all reasonable precautions to prevent third parties from using the Technology in any way that would constitute a breach of this Agreement including, without limitation, such precautions as Licensee would otherwise take to protect its own intellectual property.

LICENSE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and each of which shall survive the Closing:

3.1 Status. Buyer is a sophisticated, knowledgeable investor which is incorporated in the State of Nevada. The Buyer has the power and authority to own and use her assets and properties and to transact the businesses in which they are engaged.

3.2 Power and Authority. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform her obligations hereunder, and to consummate the transactions contemplated hereby. Buyer have taken all action necessary to authorize its execution and delivery of this Agreement, the performance of her respective obligations hereunder and the consummation of the transactions contemplated hereunder.

3.3 Enforceability. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.4 No Violation. The execution and delivery of this Agreement by Buyer, the performance by Buyer of her obligations hereunder and the consummation by Buyer of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of Buyer, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against Buyer, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against Buyer, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of Buyer, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any applicable filings required under the Hart-Scott-Rodino Act, and any filings with the SEC and other filings required to be made by Buyer.

STOCK PURCHASE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

3.5 The BCSI shares.

The Seller understands that the BCSI shares have not been, and it is not anticipated that the same will be, registered under the U.S. Securities Act of 1933, as amended (the "'33 Act"), nor pursuant to the provisions of the securities or other laws of any other applicable jurisdictions, in reliance upon the exemption for private offerings contained in Section 4(2) of the '33 Act, Regulation D promulgated thereunder, and the laws of such jurisdictions. The Seller is fully aware that the BCSI Shares are to be issued to it in reliance upon such exemptions based upon its representations, warranties and agreements. The Seller is fully aware of the restrictions on sale, transferability and assignment of the Shares, that BCSI has not agreed to qualify these for sale, and that the Seller must therefore bear the economic risk of his investment in the Company for an indefinite period of time because the Shares have not been registered under the '33 Act and, therefore, cannot be offered or sold unless they are subsequently registered under the '33 Act or an exemption from such registration is available.

The Seller represents that the BCSI Shares are being acquired by it for investment and not with a view to, or for resale in connection with, any distribution of stock within the meaning of the '33 Act. By such representation, the Seller means “that I am acquiring the BCSI shares for my own account for investment and that no one else has any beneficial ownership in the BCSI shares, nor are they subject to any pledge or lien”. Further, Seller understands that the BCSI Shares will not be registered under the Act by reason of a specific exemption provided therein, the availability of which depends upon the bona fide nature of its investment’s intent as expressed herein. The Seller recognizes that the BCSI Shares are being issued to it in reliance upon these representations. Accordingly, until the BCSI shares are registered under the '33 Act, they must be held indefinitely unless they are subsequently registered under the '33 Act or an exemption from such registration is available. The Seller further understands that any routine sales of the Shares made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that Rule, and in the event that Rule 144 is not applicable or is unavailable for any reason, Registration under the Act or compliance with Regulation A or some other exemption will be required.

Before it makes any disposition of any of the BCSI shares, whether by sale, gift, pledge, charitable donation or otherwise, the Seller agrees to give to BCSI written notice describing briefly the manner of such proposed disposition. No such disposition shall be made unless and until the BCSI shares have been registered under the Act, or such proposed disposition does not require Registration under the Act by reason of a specific exemption contained therein. In the event that the Seller proposes to dispose of any portion of the BCSI shares pursuant to such an exemption, it must furnish to BCSI an opinion of counsel stating specifically which exemption from Registration under the Act is claimed and that such exemption is available for the proposed transaction under the circumstances, and BCSI shall have advised the transfer agent for its common stock that such counsel and such opinion are satisfactory to it.

The Seller agrees that until such time as the BCSI shares are qualified for sale, each certificate representing any of such shares shall bear on its face a legend in substantially the following form:

LICENSE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

"These securities have not been registered under the Securities Act of 1933, as amended. They have been acquired for investment and not with a view to the distribution thereof. They may not be sold or transferred in the absence of an effective Registration Statement under that Act without an opinion of counsel satisfactory to the Company that such Registration is not required."

3.6 Anti-Money Laundering. The Seller represents and covenants that neither it nor any person controlling, controlled by, or under common control with her, nor any person having a beneficial interest in her, is an individual or organization, or entity listed on the List of Specially Designated Nationals and Blocked Persons (the “OFAC Control List”) maintained by the U.S. Office of Foreign Assets Control (“OFAC”) and that it is not acquiring the BCSI Shares and will not acquire any BCSI Shares on behalf of or for the benefit of any individual, organization or entity listed on the OFAC Control List. A copy of the OFAC Control List may be viewed at
http://www.treasury.gov/offices/enforcement/ofac/sdn/t11sdn.pdf

3.6 Legality of Funds. The Buyer represents that:
(a) the Purchase Price nor any part thereof was not and is not directly or indirectly derived from any activities that contravene U.S. federal or state laws and regulations or any international laws and regulations, including but not limited to anti-money laundering laws and regulations, and
(b) when and if the Buyer liquidates its interest in the 1776729 shares, that the proceeds of such sale will not be used to finance any illegal activities.

3.7 PATRIOT Act Compliance. If the Buyer is an entity that invests on behalf of others, the Buyer , in addition to and not by way of limiting any of the forgoing, represents and certifies that it is aware of the requirements of the PATRIOT Act of 2001 and the rules and regulations promulgated thereunder, and other applicable anti-money laundering measures in any jurisdiction (collectively the “AML Rules”), and that it has adopted anti-money laundering policies and procedures reasonably designed to verify the identity of its beneficial owners or underlying investors, as the case may be, and their respective sources of funds. Such policies and procedures are properly enforced, and are consistent with such AML rules.

The Buyer further warrants and certifies that, to the best of its knowledge, its beneficial owners or investors, as the case may be, are not individuals, entities or countries that may subject the Company or any of its affiliates to criminal or civil violations of any AML Rules. The Buyer further acknowledges that it is to furnish a copy of its anti-money laundering policies and procedures to the Company when requested.

Among its other obligations, the Buyer agrees to promptly notify the Company if any of the foregoing representations and certifications become inaccurate at any future time.

STOCK PURCHASE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

The Buyer further represents that:
(a) it is not a Senior Foreign Political Figure (“SFPF”), a member of the immediate family of any SFPF, a and/or any Close Associate of any SFPF residing in a non-cooperative country or territory or jurisdiction that has been designated by the U.S. Secretary of the Treasury as warranting special measures due to primary anti-money laundering concerns; and
(b) it is not an SFPF residing in a non-0cooperative country or territory or a jurisdiction that has been designated by the U.S. Secretary of the Treasury as warranting special measures due to primary anti-money laundering concerns; ad
(c) it is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Sections 311 and 312 of the USA PATRIOT Act as warranting special measures due to primary money-laundering concerns; and
(d) it is not a Foreign Shell Bank (“FSB”) as that term is defined in the USA PATRIOT Act; and
(e) the Purchase Price did not originate from, nor will it be routed through, an account maintained at an FSB, or a bank organized or chartered under the laws of a jurisdiction deemed to be a non-cooperative country or territory (“NCCT”).

The Buyer understands the meaning and legal consequences of all of the foregoing representations and warranties, which are true and correct as of the date hereof, and will be true and correct as of the Closing Date. Each such representation and warranty shall survive the Closing Date.

3.8 Brokers, Finders. Buyer has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

3.9 Restrictive Documents. Buyer is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

ARTICLE IV
CONDITIONS PRECEDENT TO BUYER’ OBLIGATIONS

The obligations of Buyer at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (unless waived in writing by Buyer):

4.1 Accuracy of Representations and Warranties. The Seller’s representations and warranties set forth in Article II shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time. Seller’s representations and warranties as set forth in Article IIA shall have been true and correct in all material respects when made.

LICENSE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

4.2 Performance of Agreement. Seller shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE V
CONDITIONS TO SELLER’S OBLIGATIONS
The obligations of Seller at the Closing shall be subject to the satisfaction at the Closing of the following conditions unless waived in writing by Seller):
5.1 Accuracy of Representations and Warranties. Buyer’s representations and warranties set forth in Article III shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

5.2 Performance of Agreement. Buyer shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

ARTICLE VI
ADDITIONAL COVENANTS OF THE PARTIES
6.1 Public Disclosure. Prior to Closing, neither Party to this Agreement shall make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Party, except as required by law. If the Closing does not occur, Buyer, and if the Closing does occur, Seller shall not disclose to any third person any confidential information relating to the Company without the prior written consent of the other Party.

6.2 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated.

ARTICLE VII
MISCELLANEOUS PROVISIONS
7.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 9.1 for, or such other address as may be designated in writing hereafter by, such Party:

STOCK PURCHASE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

If to Buyer:

Bio-Carbon Solutions International Inc
350 Bay St, Suite 1201,
Toronto, Ontario M5H 2S6.
Canada

If to Seller:

1776729 Ontario Corporation
123 March Street, Suite 202
Sault Ste Marie, OntarioP6A 2Z5
Canada

7.2 Entire Agreement. This Agreement hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

7.3 Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns and Seller, their legal representatives, successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by either of the Parties hereto without the prior written consent of the other Party, except that Buyer shall have the right to transfer and assign its rights hereunder to purchase the Shares and any other rights or benefits afforded to it by this Agreement to any entity which at the time of such transfer and assignment is controlled by Buyer.

7.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

7.5 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section unless otherwise indicated, shall mean an Article or a Section of this Agreement. References herein to "days", unless otherwise indicated, are to consecutive calendar days. All Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

LICENSE AGREEMENT
BIO-CARBON SOLUTIONS INTERNATIONAL INC
 1776729 ONTARIO CORPORATION

7.6 Expenses. Seller (and not the Company) shall pay all costs and expenses incurred on behalf of themselves or the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, investment bankers and accountants.

7.7 Remedies Cumulative. All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

7.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the Province of Ontario, Canada without reference to its conflict of law rules.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date Aim above written.

Buyer:

BIO-CARBON SOLUTIONS INTERNATIONAL INC

By:	/s/John Wilkes

Seller:

1776729 ONTARIO CORPORATION

By:	/s/Luc C Duchesne
Name: Luc C Duchesne
Title: President